Exhibit 10.1
                              ------------

                     Form of Stock Option Agreement



                          HEMPTOWN CLOTHING INC


                         STOCK OPTION AGREEMENT
-------------------------------------------------------------------------


     THIS OPTION AGREEMENT (the "Agreement") is entered into as of the 23rd day of November, 2001, by and between Hemptown Clothing Inc. (the "Company"), and ________________________________ (the Option Holder").

WHEREAS:
--------

     The Company desires, by affording the Option Holder an opportunity for investment in its Stock by the terms of this Agreement, to further the objectives of the Company by providing a special incentive to the Option Holder to continue his or her services to the Company and to increase his or her efforts on behalf of the Company.

NOW THEREFORE THE PARTIES, in consideration of the mutual covenants herein set forth, agree as follows:

1. OPTION GRANT Subject to the hereinafter provisions and including, without limitation, the following vesting provisions, the Company hereby grants to the Option Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase all or any part of an aggregate of __________ common shares of the authorized and unissued common stock of the Company (collectively the "Option Shares") pursuant to the terms and conditions as set forth in this Agreement.

2. OPTION PRICE AND GRANT DATE. The purchase price of the Option Shares will be $0.50 U.S. per share ( the "Option Price"). The date of action by the Board of Directors in granting this Option was November 23, 2001 (the "Grant Date").

3. OPTION PERIOD. The option period with respect to all of the Option Shares shall commence from the Grant Date and shall terminate 5 years from the Grant Date (such period in time being the "Option Period"), unless terminated earlier as provided in this Agreement.

4. VESTING. It is hereby backnowledged and agreed that the within Option to acquire Option Shares during the Option Period shall only vest in equal monthly proportions over a period of 12 months starting from June 1, 2002; with the first such proportion (that being 1/12th) of the Option vesting on June 1, 2002 and with the remaining monthly proportions of the Option vesting on the same day of the month for each of the ensuing 11 months therefrom.

5.   MANNER OF EXERCISE

     a.   TIME OF EXERCISE OF OPTION:      Subject to the vesting
          provisions set forth above, the Option may be exercised at any time and from time to time on or before November 22, 2006.

     b.   NOTICE AND FORM OF EXERCISE:     Subject to the above, the
          Option may be exercised by the Option Holder by providing written notice to the Company, in accordance with paragraph 23 hereinbelow, which notice: (a) will state the election to exercise the Option, the number of Option Shares as to which the Option is then being exercised, and the manner of payment to be employed by the Option Holder; (b) will be accompanied by payment of the Option Price of said Option Shares; and (c) will be signed by the person exercising the Option or, in the event that the Option is being exercised by any person other that the Option Holder, will be accompanied by appropriate proof of the right of such person to exercise the Option.

     c.   WITHHOLDING:     The Company may withhold the issuance of the
          Option Shares until the Option Holder provides the Company with cash equal to the federal, provincial, or state income taxes, if any, that the Company is required to withhold in connection with the exercise of the Option.

     d.   SUBSEQUENT TAX LIABILITY:     Any federal, provincial or state
          income tax liability resulting from the exercise or disposition of the Option Shares purchased pursuant to the Option will be the sole responsibility of the Option Holder.

     e.   ISSUANCE OF OPTION SHARES:     Within a reasonable time from
          the date of receipt by the Company of the foregoing notice and all required payments and other documentation, a certificate or certificates for the Option Shares will be issued by the Company, with such restrictive legends as counsel to the Company may require as a matter of law. All shares issued as provided herein will be fully paid and non-assessable.

6. RIGHTS OF OPTION HOLDER. The Option Holder will have none of the rights of a stockholder with respect to any Option Shares subject to the Option until the Option Shares are issued to such Option Holder upon the exercise of the Option.

7. TRANSFERABILITY. The Option and this Agreement shall not be transferable or assignable except by will or the laws of descent and distribution or by permission of the Board of Directors, and any attempt to do so shall void the Option.


8.   EXERCISE AFTER TERMINATION OF EMPLOYMENT, DEATH, OR DISABILITY.

     a.   TERMINATION.     If the Option Holder's employment,
          directorship or officership with the Company is terminated within the Option Period for cause, as determined by the Company in its sole discretion, or if the Option Holder resigns without appropriate or agreed notice and agreed termination terms, the Option will be void for all purposes immediately upon notice of termination or resignation, as the case may be, unless otherwise agreed by the Company. As used in this Section, "cause" means a gross violation, as determined by the Company, of the Company's established policies and procedures. If the Option Holder is terminated for another reason, not contemplated in this Agreement, then the Option shall be exercisable, as to the vested portion only on the date of termination, for a period of 30 days after termination, except as otherwise permitted by the Board of Directors or this Agreement and not to exceed the Option Period. The effect of this Section will be limited to determining the consequences of a termination and nothing in this Section will restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee, director or officer.

     b.   DEATH OR DISABILITY.     If the Option Holder's employment with
          the Company is terminated within the Option Period because of the Option Holder's death or disability, the Option will remain exercisable, to the extent that it was vested and exercisable on the date of the Option Holder's death or disability, for a period of twelve months after such date; provided, however, that in no event may the Option be exercised after the expiration of the Option Period.

9. LIMITATIONS UPON ISSUANCE OF STOCK. Anything contained herein to the contrary notwithstanding, no Option Shares will be issued upon exercise of the Option until the Company is satisfied that such Option Shares may be issued in compliance with all applicable laws and regulations, including, without limitation, U.S. and Canadian federal and applicable state and provincial securities laws, and with the requirements of any stock exchange upon which the common stock of the Company is then listed. In that connection, the Company may require the Option Holder, as a condition to issuing such Option Shares, to execute such covenants and certificates, containing such agreements and representations, as the Company deems appropriate to establish the availability of exemptions from U.S. and Canadian federal and applicable state and provincial securities laws and otherwise to effect or establish such compliance.
The Company will not have any liability with respect to any failure to issue Option Shares as a result of the provisions of this paragraph. The Company shall have no requirement to qualify the Option Shares for issuance or resale except by specific written agreement to such effect.

10. ADJUSTMENT BY STOCK SPLIT, STOCK DIVIDEND, ETC. If at any time the Company increases or decreases the number of its outstanding common shares of common stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in common stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization invloving its common stock, the numbers, rights and privileges of the Option Shares of common stock included in the Option shall be increased, decreased or changed in like manner as if such Option Shares had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.

11.  EFFECT OF MERGER, DISSOLUTION, RECEIVER OR SALE OF ASSETS.

     a.   EFFECT OF TRANSACTION.   Unless prior written notice is
          provided in accordance with paragraph 11(b) hereinbelow, upon the occurrence of any of the following events the Option shall automatically terminate and be of no further force or effect whatsoever:

          (ii)  the dissolution or liquidation of the Company;

          (ii) the appointment of a receiver for all, or substantially all, of the Company's assets or business;

          (iii) the appointment of a trustee for the Company after a petition has been filed for the Company's reorganization under applicable statutes;

          (iv) the merger or amalgamation of the Company with one or more other corporations, regardless of which entity survives the transaction; or

          (iv) the sale, lease or exchange of all, or substantially all, of the Company's assets and business.


     b. NOTICE OF SUCH OCCURRENCE. Except for the transactions described in subparagraphs 11(a)(i), 11(a)(ii) and 11(a)(iii) hereinabove for which no notice may be provided, at least 30 calendar days' prior written notice of an event described in subparagraphs 11(a)(iv) and 11(a)(v) hereinabove may, at the Company's sole option, be given by the Company to the Optionee. After receipt of any such notice the Optionee may, at any time before the occurrence of the event allowing the giving of such notice, exercise the vested and unexercised portion of the Option as to all the vested Option Shares covered thereby.
          Such notice shall be deemed to have been given when delivered personally to the Optionee or pursuant to the provisions of paragraph 23 of this Agreement. If no such notice shall be given with respect to a transaction described in subparagraphs 11(a)(iv) and 11(a)(v) hereinabove, the provisions of paragraph 11(a) shall continue to apply and the Option shall then automatically terminate and be of no further force or effect whatsoever.

12. NO RIGHT OF CONTINUED SERVICE Nothing in this Agreement will confer on the Option Holder any right to continue as an employee, director, officer, or consultant of the Company.

13. BOARD'S DETERMINATION BINDING A determination by the Board of Directors as to any question that may arise with respect to the interpretation of the provisions of this Agreement will be final and binding on the Option Holder.

14. COUNSEL Each party acknowledges it has had the opportunity to obtain separate counsel of choice. The Company expressly disclaims that it is giving any securities or tax advice to the Option Holder with respect to the grant or exercise of the Option or to any disposition of the Option Shares. The Option Holder acknowledges and accepts this disclaimer.

15. INDEMNIFICATION Each party hereby indemnifies and agrees to hold harmless the other party from any liability; cost or expense arising from or related to any act or failure to act of such party which is in violation of this Agreement.

16. GOVERNING LAW This Agreement will be constructed and enforced in accordance with the laws of the Province of British Columbia.

17. NO WAIVER. No waiver of any default under this Agreement will be considered valid unless in writing and no such waiver will be deemed a waiver of any subsequent default of the same or similar nature.

18. AMENDMENT This Agreement may be amended only by a written instrument signed by both parties to this Agreement.

19. ENUREMENT This Agreement shall enure to the benefit of and bind the parites hereto and shall, to the extent hereinbefore provided, enure to the parties' respective heirs, executors, successors, administrators and assigns.

20.  TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

21. ENTIRE AGREEMENT. The provisions contained herein constitute the entire agreement between the parties hereto and supersede all previous understandings and agreements with respect to the granting of the within Option.

22. FURTHER ACKNOWLEDGEMENTS. The Optionee hereby authorizes the Company and its subsidiaries to collect personal, private information and data about the Optionee and including, without limitation, the Optionee's name, address, telephone number, Social Insurance Number and any other information and data which the Company may deem necessary in order to enable the Company to perform its obligations under this Agreement and under applicable statutory and other laws.

23. NOTICES. Any notices required or permitted to be given under this Agreement shall be in writing and they shall be deemed to be given upon receipt by sender or sender's return receipt for acknowledgment of
delivery of said notice by postage prepaid registered mail.   Such notice
shall be addressed to the party to be notified as shown below:

          The Company:        Hemptown Clothing Inc.
                              C/o Corporate Secretary
                              1307 Venables Street
                              Vancouver, British Columbia
                              V5L 2G1; and

          The Optionee:       At the address listed below the Optionee's
                              signature to this Agreement.

     Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

IN WITNESS WHEREOF, the Company and the Option Holder have duly executed this Agreement as of the day and year first above written.

COMPANY:

Hemptown Clothing Inc.


Per: ____________________________________
     President


OPTION HOLDER:

Name:           _____________________________



Signature:      _____________________________



Address:        ________________________________________________________

                ________________________________________________________

                ________________________________________________________